UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MSC.SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2239450
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to 12(g) of the Act:

        None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The description of the Preferred Stock Purchase Rights contained in the Form 8-A, dated October 5, 1998, as amended by the Form 8-A/A, dated October 20, 2004, of MSC.Software Corporation (the “Registrant”) is hereby incorporated herein by reference and is qualified in its entirety by the Rights Agreement, filed as an exhibit to the Registrant’s Form 8-A, dated October 5, 1998, and the Amendment No. 1 to Rights Plan, dated as of October 18, 2004, filed as an exhibit to the Form 8-A/A dated October 20, 2004.

1

Item 2. Exhibits

Exhibit No.	Description of Exhibit

1	Form of Rights Certificate (included as Exhibit A to Exhibit 2.1 of the Registrant’s Form 8-A, dated October 5, 1998, and incorporated hereby by reference).

2	Rights Agreement, dated as of October 5, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C. (now Mellon Investor Services LLC), as Rights Agent (included as Exhibit 2.1 of the Registrant’s Form 8-A, dated October 5, 1998, and incorporated herein by reference).

3	Amendment No. 1 to Rights Agreement, dated as of October 18, 2004, between the Registrant and Mellon Investor Services LLC, as Rights Agent (included as Exhibit 2.2 of the Registrant’s Form 8-A/A, dated October 20, 2004, and incorporated herein by reference).

4	Certificate of Designations of Junior Participating Preferred Stock (included as Exhibit 2.2 of the Registrant’s Form 8-A, dated October 5, 1998, and incorporated herein by reference).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 29, 2006	MSC.SOFTWARE CORPORATION

	By:	JOHN A. MONGELLUZZO
	Name:	John A. Mongelluzzo
	Title:	Senior Vice President, General Counsel and Secretary

3